Exhibit 99.1

September 13, 2018

Carolina Alliance announces plan
to join Park National organization in 2019
NEWARK, OHIO and SPARTANBURG, SC – Park National Corporation (Park) (NYSE AMERICAN: PRK) and CAB Financial Corporation (CAB) (OTCQX: CABF) have signed a definitive agreement and plan of merger and reorganization, pursuant to which CAB will merge with and into Park, with Park surviving (the “parent merger”). Following the parent merger, Carolina Alliance Bank, the banking subsidiary of CAB, will merge with and into Park’s banking subsidiary, The Park National Bank, with Park National Bank surviving (the “bank merger”). Following the consummation of the bank merger, Carolina Alliance Bank will operate as a community bank division of The Park National Bank. The bank division, its current senior leadership team, and its board of directors will continue to operate under the Carolina Alliance Bank name with headquarters in Spartanburg, SC.
Among the many benefits of the merger, Carolina Alliance Bank gains greater lending capacity through its partnership with Park, an increasingly important component of its service to commercial and small business customers. It also gains the potential to broaden its offerings to include other financial services not currently available to its customers. Carolina Alliance Bank had $730 million in assets as of June 30, 2018. It operates seven banking offices in upstate South Carolina and western North Carolina, and a loan production office in Charlotte, NC.
“Park is a high performing, sound, and successful community banking organization. We chose to partner with Park National Bank because its leadership and service values align very closely with ours,” said Carolina Alliance Bank Chief Executive Officer John Kimberly. “Our customers can feel confident that this merger only strengthens our ability to grow with them and continue to do business in the way they have come to expect from Carolina Alliance Bank.”
The Park National family of community banks consists of 11 banking divisions, each led by local professionals. The banks share operational, compliance and administrative resources, placing them in a strong position to remain competitive with sophisticated technology and service capabilities – while keeping a steadfast focus on personalized service and community involvement.
“We believe in community banking excellence, and Carolina Alliance bankers share those principles and practices,” Park Chief Executive Officer David L. Trautman said. “We are committed to helping John Kimberly and his colleagues in Asheville, Greenville, Spartanburg and surrounding areas as they move forward in this next chapter of their bank’s story.”
Park is a well-capitalized organization with more than a century of community banking success in Ohio. Recently, it has pursued growth opportunities in the Carolinas and other regions. In July 2018, it welcomed NewDominion Bank in Charlotte, North Carolina into its family of community banks, and in May it opened a lending office in Louisville, Kentucky.
Under the terms of the merger agreement, Park will issue approximately 1.03 million shares and $28.4 million to acquire CAB. Specifically, CAB shareholders will have the right to receive 0.1378 shares of

Park common stock and $3.80 in cash for each share of CAB common stock owned, with total consideration to consist of approximately 80% stock and 20% cash. Based upon Park’s 20-day average closing price of $110.34 through September 7, 2018, the implied per share price is $19.00 with an aggregate transaction value of approximately $141.8 million. The merger is subject to approval by CAB’s shareholders, regulatory approvals and other customary closing conditions and is expected to close during the first half of 2019.
Sandler O’Neill & Partners, L.P. is serving as financial advisor and Squire, Patton, and Boggs is serving as legal advisor to Park National Corporation.
FIG Partners, LLC is serving as financial advisor and Nelson Mullins Riley & Scarborough LLP is serving as legal advisor to CAB Financial Corporation.
Headquartered in Newark, Ohio, Park National Corporation had $7.5 billion in total assets (as of June 30, 2018). The Park organization now consists of 11 community bank divisions, a non-bank subsidiary and two specialty finance companies. Park's banking operations are conducted through Park subsidiary The Park National Bank and its divisions, which include Fairfield National Bank Division, Richland Bank Division, Century National Bank Division, First-Knox National Bank Division, United Bank, N.A. Division, Second National Bank Division, Security National Bank Division, Unity National Bank Division, The Park National Bank of Southwest Ohio & Northern Kentucky Division, and NewDominion Bank Division. The Park organization also includes Scope Leasing, Inc. (d.b.a. Scope Aircraft Finance), Guardian Financial Services Company (d.b.a. Guardian Finance Company) and SE Property Holdings, LLC.

Park National Media Contact: Bethany Lewis, 740.349.0421, blewis@parknationalbank.com
Park National Investor Contact: Brady Burt, 740.322.6844, bburt@parknationalbank.com
Carolina Alliance Bank Contact: John Kimberly, 864.208.2265, jkimberly@carolinaalliancebank.com

Important Information About the Merger:

In connection with the proposed merger, Park will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a Proxy Statement of CAB and a prospectus of Park, as well as other relevant documents concerning the proposed merger. SHAREHOLDERS OF CAB ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARK, CAB AND THE PROPOSED TRANSACTION.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Park and CAB Financial, may be obtained at the SEC’s website (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Park at the “Investor Relations” section of Park's website at www.parknationalcorp.com or from CAB Financial at the “Investor Relations” section of CAB Financial’s website at www.carolinaalliancebank.com. Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Park National Corporation, 50 North Third Street, P.O. Box 3500, Newark, OH 43058-3500, Attention: Brady Burt, Telephone: (740) 322-6844 or to CAB Financial Corporation, PO Box 932, Spartanburg, SC 29306, Attention: Lamar Simpson, Telephone: (864) 208-2265.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This communication is also not a solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise. No offer of securities or solicitation will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The communication is not a substitute for the Registration Statement that will be filed with the SEC or the Proxy Statement/Prospectus that will be sent to CAB shareholders.

Forward –Looking Statement:
Certain statements contained in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions.

These forward-looking statements include, but are not limited to, statements relating to the expected timing and benefits of the proposed merger between Park and CAB, including future financial and operating results, cost savings, enhanced revenues, and accretion/dilution to reported earnings that may be realized from the proposed merger, as well as other statements of expectations regarding the proposed merger, and other statements of Park’s goals, intentions and expectations; statements regarding the Park’s business plan and growth strategies; statements regarding the asset quality of Park’s loan and investment portfolios; and estimates of Park’s risks and future costs and benefits, whether with respect to the proposed merger or otherwise. These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: the risk that the businesses of Park and CAB will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the proposed merger may not be fully realized or realized within the expected time frame; revenues following the proposed merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the proposed merger; the ability to obtain required governmental and shareholder approvals, and the ability to complete the proposed merger on the expected timeframe; possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of Park to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like Park’s affiliate bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; and changes in market, economic, operational, liquidity, credit and interest rate risks associated with the Park’s business. Please refer to Park’s Annual Report on Form 10-K for the year ended December 31, 2017, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

All forward-looking statements included in this communication are made as of the date hereof and are based on information available as of the date hereof. Except as required by law, neither Park nor CAB assumes any obligation to update any forward-looking statement.

Proxy Solicitation
CAB and certain of its directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from CAB’s shareholders in favor of the approval of the proposed merger. Information about the directors and executive officers of CAB and their ownership of CAB common stock, as well as information regarding the interests of other persons who may be deemed participants in the transaction, may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described above.